Exhibit 10.7

Participant:  ________________                                                                                                                                          Consultant

TAPIMMUNE INC.
2014 OMNIBUS STOCK OWNERSHIP PLAN

RESTRICTED STOCK AWARD AGREEMENT

Dear _________________

TapImmune Inc. hereby grants you the number of shares of our common stock, par value $0.001 per share (the “Restricted Shares”) set forth below.  These Restricted Shares are subject to the vesting conditions and other terms and conditions set forth in the TapImmune Inc. 2014 Omnibus Stock Ownership Plan (the “Plan”) and in the Terms and Conditions of Restricted Shares attached as Exhibit A.

Number of Shares in Grant:
Date of Grant:
Vesting Commencement Date:
Expiration Date:

Vesting Schedule:
Vesting Date	Number of Purchasable Shares	Total Number of Purchasable Shares

Notwithstanding the foregoing, the Restricted Shares shall become fully vested upon a “change in control” (as this term is defined in the Plan).

Your signature below acknowledges your agreement that the Restricted Shares granted to you are subject to all of the terms and conditions contained in the Plan and in Appendix A.  PLEASE BE SURE TO READ APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF YOUR RESTRICTED SHARES.

Please sign one copy of this Restricted Stock Award Agreement (the other copy is for your files) and return the signed copy to me.

TAPIMMUNE, INC.

_______________________	__________________________
Date	Glynn Wilson, President & CEO
Participant
_____________________________	__________________________
Print name:____________________	Date

Participant:______________Restricted Stock

APPENDIX A

TAPIMMUNE, INC.
2014 OMNIBUS STOCK OWNERSHIP PLAN

Terms and Conditions of Restricted Stock

Pursuant to this Restricted Stock Award Agreement, TapImmune Inc. (the “Company”) has granted the key employee of the Company named in the first page of this Award Agreement (the “Participant”) shares of the common stock, par value $0.001 per share, of the Company under the TapImmune Inc.  2014 Omnibus Stock Ownership Plan (the “Plan”).  This award will give the Participant the right to receive the number of shares of the Company’s Common Stock indicated on the first page of this Award Agreement, subject to and conditioned upon, the vesting requirements and other conditions set forth in this Award Agreement.

The terms and conditions of the Restricted Shares are as follows:

1.           Grant of Restricted Stock.  The Company hereby grants to the Participant the number of shares of the common stock, $0.001 par value per share, of the Company specified on the first page of this Award Agreement, subject to satisfaction of the vesting schedule set forth on the first page of this Award Agreement and the other conditions set forth in this Agreement and the terms of the Plan.  The Restricted Shares shall be subject to the risk of forfeiture and other restrictions imposed by Sections 3 and 8 of these Terms and Conditions.

The Participant shall not be required to provide the Company with any payment in exchange for such Restricted Shares, other than the Participant’s past and future services to the Company.

All of the terms of the Plan related to Restricted Shares are incorporated into this Award Agreement by reference.  Defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

2.           Continued Employment and Other Covenants of the Participant.  In consideration for the Restricted Shares, the Participant agrees to:

(a)           continue providing services to the Company as an employee or as a consultant through the latest Vesting Date in the vesting schedule set forth on the first page of this Award Agreement; and

(b)           execute a non-competition agreement with the Company and be bound by the covenant not to compete and other restrictive covenants set forth in such non-competition agreement, as described in Section 12 of this Agreement.

The Participant agrees that his/her execution of a non-competition agreement is a condition to the Company’s obligation to issue any Restricted Shares to the Participant under this Agreement.

3.           Restrictions.  The Participant shall have the rights and privileges of a stockholder of the Company with respect to the Restricted Shares issued under this Award Agreement, including voting rights and the right to receive any dividends paid with respect to such shares, provided that until such time as the Restricted Shares vest under the vesting schedule set forth on the first page of this Award Agreement, the Restricted Shares shall be subject to forfeiture upon termination of the Participant’s employment with the Company to the extent set forth in Section 8 below.

4.           When the Restricted Shares Vest.  The Restricted Shares granted to the Participant under this Agreement shall vest at the times specified in the vesting schedule set forth on the first page of this Award Agreement (the “Vesting Date”), or at such earlier time as the restrictions may lapse pursuant to Subsection 4(b).

(a)           Notwithstanding the preceding paragraph, the Restricted Shares shall become vested earlier than the date provided in such paragraph if any of the following circumstances apply:

(1)      Death.  The Participant dies while providing services to the Company as an employee;

(2)      Disability.  The Participant becomes permanently and totally disabled while providing services to the Company as an employee, as described in Section 9 below;

(3)      Change in Control.  A Change in Control of the Company occurs while the Participant is providing services to the Company as an employee or consultant.

5.           Issuance of Restricted Stock.  Upon execution of the Award Agreement by the Participant, assuming all of the covenants and restrictions of this Award Agreement have been met, the Company shall issue the appropriate number of shares of common stock in the Participant’s name promptly.  The stock certificates representing these Restricted Shares shall be deposited with the Secretary of the Company and held in escrow until the Restricted Shares become vested.  Upon request, the Participant shall also provide the Company with a signed stock power, authorizing the transfer of the Restricted Shares in the event the Restricted Shares are forfeited by the Participant pursuant to Section 8 below.

6.           Stock Certificates.  The stock certificate or certificates representing the Restricted Shares issued under this Award Agreement shall be legended in the following manner:

“The shares of TapImmune Inc. common stock evidenced by this stock certificate are subject to the terms and restrictions of a Restricted Stock Award Agreement between the holder and TapImmune, Inc.; such shares are subject to forfeiture or repurchase under the terms of said Agreement; and such shares cannot be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated pursuant to the provisions of said Agreement, a copy of which is available from TapImmune Inc. upon request.”

After the Restricted Shares vest under Section 4 above, the Company shall issue a new stock certificate or certificates evidencing the newly vested portion of the Restricted Shares issued to the Participant, which certificates shall include in place of the legend referenced in the preceding paragraph a legend in substantially the following form:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Act”) or the securities laws of any state.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act and any applicable state securities laws, or an opinion of counsel reasonably satisfactory to TapImmune Inc. that such registration is not required.”

7.           Taxes and Section 83(b) Election.  If the Participant is a common law employee of the Company at the time the Restricted Shares are issued to the Participant under the terms of this Agreement, or whenever the Restricted Shares become vested under the terms of this Agreement, the Company shall notify the Participant of the amount of tax (if any) that must be withheld by the Company under all applicable federal, state and local tax laws with respect to the Restricted Shares (the “Withholding Tax”).  The Participant agrees to make arrangements satisfactory to the Company to (a) remit the required amount of Withholding Tax to the Company in cash, (b) authorize the Company to withhold a portion of the Restricted Shares otherwise issuable with a value equal to the amount of Withholding Tax, (c) deliver to the Company shares of Common Stock the Participant already owns with a value equal to the required amount of Withholding Tax, (d) authorize the deduction of the required amount of Withholding Tax from the Participant’s regular cash compensation from the Company, or (e) otherwise provide for payment of the required amount in any other manner satisfactory to the Company.

The Participant acknowledges and agrees that the Participant is aware that he may promptly file an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code, electing to be taxed immediately on the current value of the Restricted Shares, regardless of the fact that the restrictions imposed on the Restricted Shares by the terms of this Agreement would otherwise amount to a “substantial risk of forfeiture” delaying taxation under Section 83 of the Code.  The Participant agrees that any Section 83(b) election he may choose to file with the Internal Revenue Service will be filed in a form substantially similar to the Section 83(b) election attached hereto as Exhibit A.

8.           Forfeiture of Restricted Shares Upon Termination.  In the event the Participant’s employment or consulting relationship with the Company terminates prior to the time the Restricted Shares issued to the Participant pursuant to this Agreement have become fully vested pursuant to the vesting schedule set forth on page 1 of this Agreement, the unvested portion of the Restricted Shares shall be subject to forfeiture to the Company, as set forth below.

(a)           Termination by Company for Cause.  If the Participant’s services for the Company are terminated by the Company for Cause (as defined below), or the Participant voluntarily terminates his employment or consulting relationship with the Company prior to the Vesting Date, the Restricted Shares shall be forfeited and deemed to be transferred to the Company.

(b)           Termination by the Company Without Cause.  If the Participant’s services are terminated by the Company without Cause, the unvested portion of the Restricted Shares shall be forfeited and deemed to be transferred to the Company, but the Participant shall retain the vested portion of the Restricted Shares.

(c)           Voluntary Termination by Participant.  If the Participant resigns or otherwise voluntarily terminates his services for the Company after the Vesting Date, the unvested portion of the Restricted Shares shall be forfeited and deemed to be transferred to the Company, but the Participant shall retain the vested portion of the Restricted Shares.

(d)           Cause.  For purposes of this Agreement, the Company shall have “Cause” to terminate the Participant’s services upon; (i) the Participant’s conviction of any felony, (ii) the Participant’s conviction of any lesser crime or offense committed in connection with the performance of his duties hereunder or involving dishonesty, fraud or moral turpitude, (iii) the Participant’s alcoholism or drug addiction which materially impairs his ability to perform his duties to the Company, (iv) the Participant’s failure or refusal to substantially and materially perform his duties to the Company (other than absences due to illness or vacation) after the Company provides the Participant a written notice specifically identifying the manner in which the Participant has failed to materially perform his duties), (v) the Participant’s misconduct, malfeasance or dishonesty that results, or is reasonably likely to result, in material and demonstrative harm to the Company or any of its subsidiaries or affiliates, (vi) any action by the Participant involving willful disloyalty to the Company, such as embezzlement, fraud, or misappropriation of corporation assets; or (viii) the Participant breaching in any material respect any provision of this Agreement or the terms of any confidentiality agreement or any other non-disclosure agreement with the Company.  However, if the Participant is providing services under an employment agreement or consulting agreement with the Company which defines the term “Cause,” the definition of the term “Cause” set forth in such other agreement shall be instead be applied to the Participant for purposes of this Agreement.

9.           Effect of Death or Disability.  If the Participant’s employment terminates prior to the Vesting Date as a result of the Participant’s permanent and total disability, the Restricted Shares shall become vested immediately.

In the event of the Participant’s death while employed by or performing consulting services for the Company or within three months after termination of such services (if such termination was neither (i) for cause nor (ii) voluntary on the part of the Participant and without the written consent of the Company), before the Restricted Shares have become fully vested under the vesting schedule set forth on page 1 of this Award Agreement, the unvested Restricted Shares shall become vested immediately, provided that stock certificates for the Restricted Shares shall be delivered to the Participant’s executor, administrator, or any person to whom the Restricted Shares may be transferred by the Participant’s will or by the laws of descent and distribution.  .

10.           Representations of the Participant.  The Participant represents, warrants, and agrees as follows, and the parties agree that the Company may rely on the same in consummating the issuance of the Restricted Shares to the Participant under the terms of this Agreement:

(a)           No Representations.  The Participant is entering into this Agreement, and will acquire the Restricted Shares, solely on the basis of the Participant’s own familiarity with the Company and all relevant factors about the Company’s affairs, and neither the Company nor the officers or directors of the Company has made any express or implied representations, covenants, or warranties to the Participant with respect to such matters.

(b)           Investment Purpose.  The Participant is acquiring the Restricted Shares covered by this Agreement for his/her own account for investment and not with a view to the resale or distribution of the Restricted Shares.

(c)           Economic Risk.  The Participant is willing and able to bear the economic risk of an investment in the Restricted Shares (in making this representation, attention has been given to whether Participant can afford to hold the Restricted Shares for an indefinite period of time and whether, at this time, the Participant can afford a complete loss of the investment).

(d)           Holding of Restricted Stock.  The Participant acknowledges that the Restricted Shares to be issued under this Agreement have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act or an exemption from such registration is available, as determined by an opinion of counsel rendered to the Company.

(e)           State of Residence.  The Participant is an individual residing in the State of Florida, and is not a resident or part-year resident of any other state.

11.           Securities Laws.  The Company may from time to time impose such conditions on the transfer of the Restricted Shares issued to the Participant pursuant to this Agreement as it deems necessary or advisable to ensure that any transfers of the Restricted Shares issued pursuant to this Agreement will satisfy the applicable requirements of federal and state securities laws.  Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to transfer the Restricted Shares issued under this Agreement until the Restricted Shares have been registered under the 1933 Act (as defined in Section 11(d) above).

The Participant acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law, and the Consultant hereby agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Common Stock complies with the provisions described by this Section 11.

12.  Covenant Not to Compete. If the Participant has not already executed a non-competition agreement with the Company, the Participant shall provide the Company with a signed non-competition agreement simultaneously with the execution of this Award Agreement.  The Participant’s execution and delivery of such a non-competition agreement in a form reasonably satisfactory to the Company shall be a condition to the Company’s obligation to issue any Restricted Shares to the Participant under this Agreement.  In consideration of the Restricted Shares, the Participant agrees that if, at any time during the period set forth in non-competition agreement, the Participant should violate the covenants not to compete or the non-solicitation covenants set forth in the non-competition agreement without the express prior consent of the Company, the Participant will forfeit his or her right to receive or retain the Restricted Shares issued to the Participant under this Agreement.

13.  Governing Plan Document.  The Restricted Shares granted to the Participant under this Agreement are subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

14.  Miscellaneous.

(a)	This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(b)
The Participant acknowledges and agrees that if he should become an executive officer of the Company, the Restricted Shares granted under this Agreement may be subject to the Company’s Policy on Recoupment of Executive Compensation, as it may be amended from time to time.

(c)	This Agreement shall be governed by the laws of the State of Florida.

(d)
Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof  to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Participant, at the most recent mailing address provided to the Company in writing, and, if to the Company, to the executive offices of the Company at 50 North Laura St., Suite 2500, Jacksonville, FL 32202, or at such other addresses that the parties provide to each other in accordance with the foregoing notice requirements.

(e)	This Agreement may not be modified except in writing executed by each of the parties to it.

(f)
Neither this Agreement nor the Restricted Shares confer upon the Participant any right to continue to perform services for the Company as an employee or as a consultant, and this Agreement shall not in any way modify or restrict any rights the Company may have to terminate the Participant’s services under any employment or consulting agreement.